Exhibit 10.16.4(a)
Version 10-2009
RSU Agreement-2004 Plan
JACK IN THE BOX INC.
NON EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD
UNDER THE 2004 STOCK INCENTIVE PLAN
     THIS AGREEMENT is made as of <<date>> between Jack in the Box Inc., a Delaware corporation (the “Company”), and «full name» (the “Awardee”).
RECITALS
     The Compensation Committee (the “Committee”) of the Board of Directors of the Company which administers the Company’s 2004 Stock Incentive Plan (the “Plan”), has granted to the Awardee as of <<date>>,(the “Grant Date”), this award of Restricted Stock Units (RSUs), on the terms and conditions set forth herein.
AGREEMENT
     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
     1. RESTRICTED STOCK UNIT AWARD. The Committee hereby grants «NUMBER_OF_SHARES» shares of RSUs (the “Award”) to the Awardee on the terms and conditions set forth herein.
     2. VESTING. Notwithstanding any other provision of the Plan to the contrary, and except as provided in Section 10 (Terminating Transactions) of this Agreement, this Award shall vest 100% on the first business day 12 months from the grant date (<<Vest Date>>), subject to any deferral election made pursuant to Section 3. If any shares subject to this Award would otherwise become vested on a day on which the sale of such shares would violate the provisions of the Company’s Insider Trading policy, then such vesting automatically shall be deemed to occur on the next day on which the sale of such shares would not violate the Insider Trading policy. No portion of this Award shall become vested prior to the first anniversary of the Grant Date except as provided in Section 7 or Section 10 of this Agreement.
     3. DEFERRAL ELECTION. An Awardee may elect to defer all or any portion of this Award provided such election is made on a timely basis in compliance with the requirements of Internal Revenue Code Section 409A (“Code section 409A”) and the regulations and other guidance issued thereunder. An Awardee’s election with respect to the deferral of an Award shall be submitted in writing and in a form reasonably acceptable to the General Counsel within the time period established by the Company in accordance with the preceding sentence.  Such election to defer shall specify the date on which distribution shall be made in the form described in Section 5, provided, however, that distribution on such fixed date shall be subject to the provisions of Section 7 or Section 10 of this Agreement. An Awardee who fails to make an express election with respect to the deferral of an Award shall be deemed to have elected not to defer the Award.

Version 10-2009
RSU Agreement-2004 Plan
     4. CONSIDERATION. This Award has been granted in consideration of the Awardee’s continued service as a non-employee director of the Company and acceptance by the Awardee of the terms and conditions set forth in the Plan and in the Agreement.
     5. DISTRIBUTION. An Award that has become vested in accordance with Section 2 of this Agreement shall be distributed to the Awardee in the form of one share of Common Stock of the Company for each restricted stock unit, in a single lump sum, subject to Section 2, Section 3, or Section 7 of this agreement, within 30 days after the vesting of the Award. The certificates for the Award Shares shall be registered in the name of the Awardee (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).
     6. NONTRANSFERABILITY OF AWARD. This Award is not transferable otherwise than by will or the laws of descent and distribution. This Award shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Award otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Award, or upon the levy of any execution, attachment or similar process upon this Award, this Award shall immediately terminate and become null and void.
     7. TERMINATION OF SERVICE. If the Awardee terminates service to the Company because of the Awardee’s removal as a director for cause, as determined by the Company’s Board of Directors in its sole discretion, this Award shall expire concurrently with such termination of Service.
     If the Awardee terminates service to the Company other than because of the Awardee’s removal as a director for cause, as determined by the Board of Directors in its sole discretion, then this Award shall be considered 100% vested on such termination of service and distributed to the Awardee within thirty (30) days after such termination of service, or to the person or persons to whom Awardee’s rights under the Award have passed by will or by applicable laws of descent and distribution (provided that the term “termination of service” shall have the same meaning as the term “separation from service” under Code Section 409A and the regulations and other guidance issued thereunder.
     8. LEGALITY. The Company is not required to issue any shares of Common Stock subject to this Award until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully complied with.
          If shares of Common Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if the Awardee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear

Version 10-2009
RSU Agreement-2004 Plan
appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s Counsel that the restrictions are no longer applicable.
     9. ADJUSTMENTS IN STOCK. Subject to the provisions of the Plan, if the outstanding shares of the Company of the class subject to this Award are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments, to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award consistent with any and all changes stipulated above, and any fractional shares resulting from adjustments will be rounded down to the nearest whole number.
     10. TERMINATING TRANSACTIONS. Upon the dissolution or liquidation of the Company prior to the Award becoming 100% vested this Award shall terminate. Upon the occurrence of a Change in Control (as defined in the Plan), this Award shall be considered 100% vested as of the date of the Change in Control and distribution will be made in the form described in Section 5 within thirty (30) days after the occurrence of the Change in Control.
     11. PLAN CONTROLS. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan as may be amended from time to time, (but no amendment shall adversely affect the Awardee’s rights under this Award) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its subsidiaries and all former, present and future employees of the Company or its subsidiaries. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.
     12. ARBITRATION. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan and this agreement and any other disputes or claims relating to or arising out of the Plan and this agreement shall be fully, finally and exclusively resolved by binding arbitration conducted in San Diego, California, by either (i) the American Arbitration Association in accordance with its rules and procedures, or (ii) by any party mutually agreed upon by the Committee and the claimant. By accepting an Award, the Awardee and the Company waive their respective rights to have any disputes or claims tried by a judge or jury.
     13. RIGHTS AS A SHAREHOLDER. Nothing in the Plan or in this Agreement shall confer upon the Awardee any rights as a stockholder with respect to any Award Shares prior to the date of the issuance of a certificate for such Award Shares to the Awardee.
     14. LAWS APPLICABLE TO CONSTRUCTION. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law.

Version 10-2009
RSU Agreement-2004 Plan
     15. RECEIPT OF PROSPECTUS. The Awardee hereby acknowledges that he or she has received a copy of the prospectus relating to the Award and the shares covered thereby and the Plan.
     16. GENERAL. The Company shall at all times during the term of this Award reserve and keep available such numbers of shares of Common Stock as will be sufficient to satisfy the requirements of this Award, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
     17. ANNUAL REPORTS. The Company shall during the term of this Award provide to Awardee an annual report regarding the Company.
     18. NOTICES. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail, return receipt requested, or when delivered personally as follows:
          (a) If to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to each of the Awardees;
          (b) If to Awardee, at the address as it appears below Awardee’s signature to this Agreement, or at such other place as Awardee shall have designated by notice as herein provided to the Company; and
          (c) If to any other holder, at such holder’s last address appearing in the Company’s records.
It shall be the responsibility of the Awardee to notify the Company of any changes in address.
     19. MISCELLANEOUS.
          (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by Awardee and the Company, other than as provided in paragraph (g) below. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.
          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to

Version 10-2009
RSU Agreement-2004 Plan
this Agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to Awardee.
          (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting Awardee the right to transfer any of his Award except in accordance with this Agreement.
          (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
          (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
          (f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          (g) This Agreement is intended to comply with Code Section 409A and shall be administered in a manner consistent with Code Section 409A. Should any provision of this Agreement be found not to comply with the provisions of Code Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring Awardee’s consent (notwithstanding the provisions of Section 13 or paragraph (a) above), in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A.
          (h) Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.
          (i) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

Version 10-2009
RSU Agreement-2004 Plan
      IN WITNESS WHEREOF, the Company has caused this Award to be granted on its behalf by its President or one of its Vice Presidents and Awardee has hereunto set his hand on the day and year first above written.

	Jack in the Box Inc.	Awardee

By:

	<<Name>>	Signature

Name

Street Address

City and State